                          STOCK ACQUISITION AGREEMENT


                                 by and between


                                KIDS MART, INC.

                                      and

                             WOOLWORTH CORPORATION





                            Dated as of May 10, 1996

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
I.      ISSUANCE AND ACQUISITION OF SHARES ..........................    1
        1.1.    Issuance and Acquisition of Shares .................     1
        1.2.    Closing ............................................     2
        1.3.    Restrictive Legend .................................     3

II.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..............     4
        2.1.    Due Organization, etc. .............................     4
        2.2.    Authorization; Execution and Delivery of
                  Agreement ........................................     4
        2.3.    No Conflict; No Consent ............................     5
        2.4.    Capital Stock ......................................     6
        2.5.    Certain Financial Information ......................     6
        2.6.    No Brokers .........................................     7
        2.7.    Litigation and Claims ..............................     7

III.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ............     8
        3.1.    Due Organization, etc. .............................     8
        3.2.    Authorization; Execution and Delivery of
                  Agreement ........................................     8
        3.3.    No Conflict; No Consent ............................     8
        3.4.    No Brokers .........................................     9
        3.5.    Investment Purposes ................................     9
        3.6.    Litigation and Claims ..............................    10

IV.     REGISTRATION RIGHTS ........................................    10
        4.1     "Piggyback" Registration; Shelf Registration .......    10
        4.2.    Demand Registration ................................    12
        4.3.    General Provisions .................................    13
        4.4     Information, Documents, etc. .......................    13
        4.5     Expenses ...........................................    14
        4.6.    Cooperation ........................................    14
        4.7.    Action to Suspend Effectiveness; Supplement to
                  Registration Statement ...........................    15
        4.8.    Indemnification ....................................    16
        4.9.    Registration Rights of Transferees .................    20
        4.10.   Changes in Common Stock ............................    21
        4.11.   Standstill .........................................    21

V.      COVENANTS OF THE COMPANY ...................................    21
        5.1.    Financial Statements and Other Reports .............    21
        5.2.    Operation of Business ..............................    22

                                                                        Page
                                                                        ----
        5.3.    Cooperation in Sale Transactions ...................    23
        5.4.    Hart-Scott-Rodino Filings ..........................    23

VI.     COVENANTS OF THE PURCHASER .................................    23
        6.1.    Transfer Restrictions ..............................    24

VII.    CONDITIONS PRECEDENT TO CLOSING ............................    24
        7.1.    Conditions With Respect to Both Parties ............    24
        7.2.    Conditions With Respect to the Purchaser ...........    25
        7.3.    Condition With Respect to the Company ..............    25

VIII.   TERMINATION ................................................    25
        8.1.    Termination ........................................    26
        8.2     Effect of Termination ..............................    26

IX.     GENERAL PROVISIONS .........................................    26
        9.1.    Public Disclosure and Confidentiality ..............    26
        9.2.    Certain Definitions ................................    27
        9.3.    Survival of Representations, Warranties and
                  Agreements .......................................    28
        9.4.    Notices ............................................    28
        9.5.    Entire Agreement; Counterparts; Assignment .........    29
        9.6.    Governing Law ......................................    29
        9.7.    Severability of Provisions .........................    30
        9.8.    Modification; Waiver ...............................    30
        9.9.    Expenses ...........................................    30
        9.10.   Equitable Relief ...................................    30
        9.11.   Joint Drafting .....................................    30

Exhibit A - Articles of Amendment designating terms, rights and preferences of Series A Convertible Preferred Stock

Exhibit B - Opinion of Rosenberg, Reisman & Stein

Exhibit C - Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP

Exhibit D - Opinion of General Counsel of the Purchaser

Exhibit E - Opinion of Skadden, Arps, Slate, Meagher & Flom

                          STOCK ACQUISITION AGREEMENT


        STOCK ACQUISITION AGREEMENT (this "Agreement") dated as of May 30, 1996 by and between KIDS MART, INC., a Florida corporation (the "Company"), and WOOLWORTH CORPORATION, a New York corporation (the "Purchaser").


                              W I T N E S S E T H:

        WHEREAS, the Purchaser and the Company are concurrently herewith entering into a Mutual Release and Settlement Agreement dated as of the date hereof (the "Settlement Agreement");

        WHEREAS, in connection with entering into the Settlement Agreement, the Company wishes to issue to the Purchaser, and the Purchaser wishes to acquire from the Company, an aggregate of 1,000,000 shares of a new series of the Preferred Stock, $.0001 par value, of the Company, designated as "Series A Convertible Preferred Stock" and having the terms, rights and preferences specified in Exhibit A hereto (the "Preferred Stock");

        WHEREAS, the Purchaser and the Company are entering into this Agreement to provide for such issuance and acquisition and to establish various rights and obligations in connection therewith.

        NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:

        I.  ISSUANCE AND ACQUISITION OF SHARES

        1.1 Issuance and Acquisition of Shares. Upon the terms and subject to the conditions set forth in this Agreement, and for good and valuable consideration received in connection with the transactions contemplated by the Settlement Agreement, the Company agrees to issue, sell and deliver to the Purchaser, and the Purchaser agrees to acquire and purchase from the Company, 1,000,000 previously unissued shares of the Preferred Stock (the "Shares"), free and clear of all liens, security interests, pledges, voting agreements, claims, options and encumbrances of every kind, character and description whatsoever other than the transfer restrictions created by this Agreement ("Encumbrances").

        1.2 Closing. (a) The closing of the acquisition by the Purchaser of the Shares (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, NY at 3:00 p.m. (i) on May 30, 1996 or (ii) in the event that all of the conditions set forth in Article VII of this Agreement shall not have been satisfied or waived on or prior to such time on May 30, 1996, as soon as practicable after all such conditions shall have been satisfied or waived (the date of the Closing being referred to herein as the "Closing Date").

                (b) At the Closing, the Company will deliver to the Purchaser the following:

                        (i) a fully-executed copy of the Articles of Amendment attached as Exhibit A hereto (the "Articles of Amendment"), and an officer's or director's certificate of the Company certifying that the Articles of Amendment have been duly filed with the Department of State, State of Florida and are fully effective; and

                        (ii) an opinion of Rosenberg, Reisman & Stein, outside counsel to the Company, substantially in the form of Exhibit B hereto;

                        (iii) an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, special counsel to the Company, substantially in the form of Exhibit C hereto; and

                        (iv) the other documents and instruments contemplated by the Settlement Agreement to be delivered (or caused to be delivered) by the Company.

                (c) At the Closing, the Purchaser will deliver to the Company

                        (i) the documents and instruments contemplated by the Settlement Agreement to be delivered (or caused to be delivered) by the Purchaser;

                        (ii) an opinion of the Purchaser's General Counsel, substantially in the form of Exhibit D hereto; and

                        (ii) an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Purchaser, substantially in the form of Exhibit E hereto.

                (d) Within five business days of the Closing, the Company will deliver one or more stock certificates representing the Shares bearing the legends described in Section 1.3 hereof.

        1.3 Restrictive Legend. Any certificate evidencing the Shares, or shares of Common Stock issuable upon conversion of the Shares, shall bear legends substantially in the following form:

        THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW.

        THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS PURSUANT TO THAT CERTAIN STOCK ACQUISITION AGREEMENT DATED AS OF MAY 23, 1996 BY AND BETWEEN KIDS MART, INC. (THE "COMPANY") AND WOOLWORTH CORPORATION, ON FILE AT THE COMPANY'S OFFICES.

        At such time as any of the Shares or of the Common Stock (as hereinafter defined) issuable upon conversion of the Shares shall no longer be subject to one or both of the restrictions referred to in such legends, and upon receipt of an opinion of counsel reasonably acceptable to the Company to such effect, the Company shall take and cause to be taken, at the request of any holder of such Shares, such action as shall be necessary so that such holder shall be issued certificates representing such Shares that do not refer to such restriction(s).

   II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

        2.1. Due Organization, etc. The Company and each of its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to own, operate and lease its respective properties and assets and to conduct its respective businesses as now conducted. "Subsidiary" means a corporation or other business arrangement a majority of the outstanding voting securities or ownership interests of which is owned, directly or indirectly, by the Company, by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

        2.2.    Authorization; Execution and Delivery of Agreement.   (a) The
execution and delivery of this Agreement and the Settlement Agreement and the consummation of the transactions contemplated hereby (including the issuance of the Shares to the Purchaser) and thereby (i) are within the corporate power and authority of the Company (and in the case of the Settlement Agreement, LFS Acquisition Corp., a Delaware corporation ("LFS")), (ii) do not require the approval or consent of any stockholders of the Company or LFS and (iii) have been duly authorized by all necessary corporate action on the part of the Company and LFS. Each of this Agreement and the Settlement Agreement has been duly executed and delivered by the Company (and in the case of the Settlement Agreement, LFS) and each of this Agreement and the Settlement Agreement constitutes the legal, valid, binding and enforceable obligation of the Company (and in the case of the Settlement Agreement, LFS).

                (b) The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered by the Company pursuant to this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the Purchaser will at such time acquire valid title to the Shares, free and clear of any Encumbrances.

                (c) The Company has taken and will continue to take all necessary action to reserve in connection with the possible conversion of the Shares a sufficient number of shares of authorized but unissued Common Stock.

        2.3. No Conflict; No Consent. The execution and delivery of this Agreement and the Settlement Agreement and the consummation of the transactions contemplated hereby (including the issuance of the Shares to the Purchaser) and thereby do not conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under or the creation or imposition of any Encumbrance on any of the properties or assets of the Company or any Subsidiary under, (i) any provision of the articles of incorporation or by-laws of the Company or any Subsidiary, (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, of the Company or any Subsidiary or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any federal, state, local or regulatory authority (each, an "Authority") to which the Company or any of its Subsidiaries is a party or by which any of them is bound, other than, in the case of clauses (ii) and (iii), where such conflict, violation, default, acceleration or Encumbrance would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, of the business, operations, affairs, properties or assets (collectively, the "Condition") of the Company and its Subsidiaries taken as a whole or on the benefits intended to be afforded to the Purchaser under this Agreement or the Settlement Agreement. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority or third party is required to be made or obtained by the Company or any Subsidiary in order to execute or deliver this Agreement or the Settlement Agreement or to consummate the transactions contemplated hereby or thereby, other than (v) such as may be required under Article IV hereof in connection with certain registration rights, (w) the filing of a Form D pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), (x) as a result of the periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (y) filing of the Articles of Amendment with the Department of State, State of Florida and (z) filing of a stipulation or discontinuance and dismissal with prejudice as contemplated by the Settlement Agreement.

        2.4. Capital Stock. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share ("Common Stock"), of which 4,943,000 shares are issued and outstanding, and 100,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of LFS, consisting solely of shares of common stock, are owned directly by the Company. All outstanding capital stock of each other Subsidiary of the Company is owned directly or indirectly by the Company.


                (b) There are not authorized or outstanding any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, to any person any shares of Common Stock or any other shares of the capital stock of the Company or any shares of the capital stock of any Subsidiary, or any securities convertible into or exchangeable for any such shares, or obligating the Company or any Subsidiary to grant, extend or enter into any such agreement or commitment, except for as of May 23, 1996: (i) warrants to purchase 110,000 shares of Common Stock at $6.60 per share; (ii) warrants to purchase 600,000 shares of Common Stock at $6.00 per share; and (iii) warrants to purchase 494,300 shares of Common Stock at $6.00 per share. There are no outstanding options under the Company's 1995 Stock Option Plan. No class or capital stock or stockholder of the Company or any Subsidiary of the Company is entitled to preemptive rights, rights of first refusal, rights of first offer or similar rights with respect to any issuance by the Company or such Subsidiary of its capital stock.

        2.5. Certain Financial Information. The financial information as set forth below, provided by the Company and LFS to representatives of the Purchaser in May 1996, in contemplation of entry into settlement of claims among the Company, LFS, Jack Koffman, the Purchas-er and Kinney Shoe Corporation ("Kinney"), was prepared and provided in good faith by the Company and LFS and was based upon assumptions believed by management to reasonable: (i) Quarterly Projected Cash Flow 1996, (ii) Projected Income Statement, Balance Sheet and Cash Flow on an Annual Basis for Fiscal 1996, 1997 and 1998, (iii) Quarterly Balance Sheet for Fiscal 1996 with and without settlement, (iv) Quarterly Income Statement for 1996 and Balance Sheet for 1997 and 1998, (v) Inventory Aging Schedule 4/27/96 as adjusted, (vi) Monthly Income Statements for 1996, 1997 and 1998 and Operating Summary of 3-year plan, including store closings, (vii) Comp Store Sales Analysis and
(viii) Analysis of clearance liquidation. The parties to this Agreement recognize that the preceding preliminary financial information constitutes forward looking information and that actual results could differ materially from current expectations. Among the factors that could impact actual results are the following: adjustments in the Company's accounts as the result of the year-end audit and of closing the Company's books, for both the fourth quarter and the fiscal year, including adjustments related to reconciliations of supplier accounts, and any charges associated with potential restructurings and/or asset dispositions.

        2.6 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

        2.7 Litigation and Claims. There is no claim, prosecution, suit, action, arbitration, proceeding, investigation or review pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties or assets which questions the validity of this Agreement, the Settlement Agreement, the Shares or any action taken or to be taken pursuant hereto or thereto, seeks to prohibit or impose any limitations on the Purchaser's ownership of the Shares, seeks to prohibit or make illegal the acceptance for payment, purchase of or payment for the Shares or which is reasonably likely to have a material adverse effect on the transactions contemplated by this Agreement or the Settlement Agreement or on the Condition of the Company and its Subsidiaries taken as a whole.

             III.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

        3.1. Due Organization, etc. Each of the Purchaser and Kinney is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

        3.2. Authorization; Execution and Delivery of Agreement. The Purchaser (and Kinney, in the case of the Settlement Agreement) has all requisite corporate power and authority to execute this Agreement and the Settlement Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Settlement Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser (and in the case of the Settlement Agreement, Kinney). Each of this Agreement and the Settlement Agreement has been duly executed and delivered by the Purchaser (and in the case of the Settlement Agreement, Kinney) and constitutes the legal, valid, binding and enforceable obligation of the Purchaser (and in the case of the Settlement Agreement, Kinney).

        3.3. No Conflict; No Consent. The execution and delivery of this Agreement and the Settlement Agreement and the compliance by the Purchaser (and in the case of the Settlement Agreement, Kinney) with its obligations hereunder and thereunder do not conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any Encumbrance on any of the properties or assets of the Purchaser (or in the case of the Settlement Agreement, Kinney) under, (i) any provision of the certificate of incorporation or bylaws of the Purchaser or Kinney, (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, of the Purchaser or Kinney or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Authority to which the Purchaser or Kinney is a party or by which either is bound, other than, in the case of clauses (ii) and (iii), where such conflict, violation, default, acceleration or Encumbrance would not, individually or in the aggregate, have a material adverse effect on the acquisition of the Shares by the Purchaser, the benefits intended to be afforded to the Company hereunder or under the Settlement Agreement or the compliance by the Purchaser (or in the case of the Settlement Agreement, Kinney) with its obligations hereunder or under the Settlement Agreement. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority or third party is required to be made or obtained by the Purchaser or Kinney in order to execute or deliver this Agreement or the Settlement Agreement or for the Purchaser (or in the case of the Settlement Agreement, Kinney) to comply with its obligations hereunder or thereunder, other than (w) filings pursuant to the Securities Act in connection with the acquisition of the Shares and any conversion thereof and any sale thereof or of the Common Stock received upon conversion, (x) as may be required as a result of reporting requirements under the Exchange Act, including pursuant to Sections 13(d) and 16 thereof, (y) any filings that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with any conversion of the Preferred Stock into Common Stock and (z) filing of a stipulation of discontinuance and dismissal with prejudice as contemplated by the Settlement Agreement.

        3.4. No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser. Morgan Stanley & Co. Incorporated has acted as financial advisor to the Purchaser in connection with a review of the Company's business plan.

        3.5. Investment Purposes. The Purchaser is acquiring the Shares solely for its own account for the purpose of investment and not with a view to the public distribution thereof. The Purchaser acknowledges the Purchaser's understanding that the offering and sale of the Shares hereunder are intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of

Regulation D promulgated thereunder and represents that it is an "accredited investor" (as defined in such regulation). The Purchaser has not relied upon any representations, warranties or statements other than those set forth in this Agreement, the Settlement Agreement and/or any certificates, opinions or other documents to be delivered pursuant hereto or thereto.

        3.6. Litigation and Claims. There is no claim, prosecution, suit, action, arbitration, proceeding, investigation or review pending or, to the knowledge of the Purchaser, threatened against the Purchaser, any of its Subsidiaries or any of their respective properties or assets which questions the validity of this Agreement, the Settlement Agreement or any action taken or to be taken pursuant hereto or thereto, or which is reasonably likely to have a material adverse effect on the transactions contemplated by this Agreement or the Settlement Agreement.


                            IV.  REGISTRATION RIGHTS

        The Company covenants and agrees to provide the following registration rights at any time from and after the date hereof:

        4.1. "Piggyback" Registration; Shelf Registration. (a) Whenever the Company proposes to file a registration statement relating to Common Stock under the Securities Act, other than (i) a registration statement required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect, (ii) any registration statement on Form S-4 or similar successor form relating to securities issued in connection with a reorganization, (iii) any form that does not permit the inclusion of Purchaser's Stock (as defined below) or (iv) any other form of registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders, the Company shall, at least 15 days prior to such filing, give written notice of such proposed filing to the Purchaser. Upon receipt by the Company not more than seven days after such notice of a written request from the Purchaser for registration of Purchaser's Stock, the Company shall include such Purchaser's Stock in such registration statement or in a separate registration statement concurrently filed, and shall use all reasonable efforts to cause such registration statement to become effective with respect to such Purchaser's Stock, unless the managing underwriter therefor concludes in its reasonable judgment that compliance with this Section
4.1 would materially adversely affect such offering. If such registration involves an underwritten offering, the Purchaser shall, as a condition to the inclusion of such Purchaser's Stock in such registration, agree to sell Purchaser's Stock to the underwriters selected by the Company at the same price and on the same terms of underwriting applicable to the Company and any other persons selling Common Stock pursuant thereto. Notwithstanding the foregoing, at any time after giving written notice of its intention to register Common Stock, the Company may, at its election, by the delivery of written notice to the Purchaser, (1) in the case of a determination not to effect registration, relieve itself of its obligation to register Purchaser's Stock in connection with such registration, or (2) in the case of a determination to delay such registration, delay the registration of such Purchaser's Stock for the same period as the delay in the registration of such other Common Stock. "Purchaser's Stock" means any shares of Common Stock to be issued upon conversion of the Preferred Stock and for which the Purchaser requests registration pursuant to this Section 4.1 or Section 4.2 hereof, it being understood that (i) the Purchaser may request such registration with respect to such shares of Common Stock prior to effecting any conversion of the Shares and
(ii) any such conversion need not be effected until immediately prior to the sale of shares pursuant to the applicable registration statement.

                (b) Without limiting the generality of Section 4.1(a), if the Company files any shelf registration statement for the Common Stock or warrants issued in connection with the January 1996 acquisition of LFS, or for the underwriter's warrants issued in connection with the Company's initial public offering; it will include in such registration statement all shares of Common Stock issuable upon conversion of the Shares and use its reasonable best efforts to cause such registration statement to remain current and effective for a period of two years following its effectiveness.

        4.2. Demand Registration. (a) If at any time following the date occurring 180 days after the Closing Date the Company shall receive a written request from the holders of more than 500,000 Shares (or more than 500,000 shares of Common Stock issued upon conversion of the Shares, as adjusted for stock dividends, subdivisions or reclassifications having a record date after the Closing Date) requesting the Company to register Purchaser's Stock under the Securities Act on Form S-1, S-2 or S-3 or any other similar form then in effect and applicable to the Company, the Company agrees that it will use all reasonable efforts to cause the prompt registration of such Purchaser's Stock; it being understood that the Company currently can provide no assurance as to its ability to provide the financial statements that would be required in connection with such registration. The Company may postpone for a limited time, which in no event shall in the aggregate be longer than 90 days, compliance with a request for registration pursuant to this Section 4.2 if (i) such compliance would materially adversely affect (including, without limitation, through the premature disclosure thereof) a proposed financing reorganization, recapitalization, merger, consolidation or similar transaction or (ii) the Company is conducting a public offering of capital stock and the managing underwriter concludes in its reasonable judgment that such compliance would materially adversely affect such offering. Notwithstanding anything in this Section 4.2 to the contrary, the Company shall not be required to: (x) comply with more than one request pursuant to this Section 4.2, (y) comply with this Section 4.2 during any period in which transfer of securities is restricted pursuant to Section 4.11 or (z) prepare or cause to be prepared audited financial statements of the Company other than those prepared in the normal course of the Company's business at its fiscal year end. Any underwriter selected by Purchaser to act as such in connection with a registration pursuant to this Section 4.2 shall require the prior approval of the Company which approval shall not be unreasonably withheld.

                (b) The registration rights set forth in this Section 4.2 shall not be available to the Purchaser at any time (the "Holding Period Date") that, in the unqualified written opinion of counsel for the Company (which counsel must be reasonably acceptable to the Purchaser), the Purchaser is able to sell any and all shares of Common Stock held by it pursuant to paragraph (k) of Rule 144 under the Securities Act or otherwise without restriction (including, without limitation, any restriction with respect to current public information regarding the Company, amount of securities sold, manner of sale or provision of notice of proposed sale) while being deemed not to be engaged in a distribution of such shares and therefore not to be an underwriter thereof within the meaning of
Section 2(11) of the Securities Act.

        4.3 General Provisions. The Company will use all reasonable efforts to cause any registration statement referred to in Section 4.2 to become effective and to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of 180 days from the effective date of the registration statement and the date on which the Purchaser completes its distribution of Purchaser's Stock. A request under Section 4.2(b) shall not be deemed utilized unless a registration statement with respect thereto becomes effective. The Company will use all reasonable efforts to effect such qualifications under applicable blue sky or other state securities laws as may be reasonably requested by the Purchaser (provided that the Company shall not be obligated to file a general consent to service of process or qualify to do business as a foreign corporation or otherwise subject itself to taxation in any jurisdiction solely for the purpose of any such qualification) to permit or facilitate such sale or other distribution. The Company will cause the Purchaser's Stock to be listed on any national securities exchange or quoted on any stock quotation system on which the shares of Common Stock are listed or quoted.

        4.4 Information, Documents, etc. Upon making a request for registration pursuant to Sections 4.1 or 4.2, the Purchaser shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Article IV. The Company agrees that it will furnish to the Purchaser the number of prospectuses, offering circulars or other documents, or any amendments or supplements thereto, incident to any registration, qualification or compliance referred to in this Article IV as the Purchaser from time to time may reasonably request.

        4.5. Expenses. The Company will bear all expenses of registrations pursuant to this Article IV (other than underwriting discounts and commissions and brokerage commissions and fees, if any, payable with respect to shares of Purchaser's Stock sold by the Purchaser and legal and audit fees incurred by the Purchaser in connection with such registration, it being understood, however, that legal fees reimbursable pursuant to Section 4.8 shall remain the responsibility of the Company), including, without limitation, registration fees, printing expenses, expenses of compliance with blue sky or other state securities laws, and legal and audit fees incurred by the Company in connection with such registration and amendments or supplements in connection therewith.

        4.6. Cooperation. In connection with any registration of Purchaser's Stock pursuant to this Article IV, the Company agrees to:

                (a) enter into such customary agreements (including an underwriting agreement containing such representations and warranties by the Company and such other terms and provisions, including indemnification provisions, as are customarily contained in underwriting agreements for comparable offerings and, if no underwriting agreement is entered into, an indemnification agreement on such terms as is customary in transactions of such nature) and take all such other actions as the Purchaser or the underwriters, if any, participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale;

                (b) use its best efforts to furnish, at the request of any underwriters participating in such offering and sale, (i) a comfort letter or letters, dated the date of the final prospectus with respect to the Purchaser's Stock and/or the date of the closing for the sale of the Purchaser's Stock from the independent certified public accountants of the Company and addressed to any underwriters participating in such offering and sale, which letter or letters shall state that such accountants are independent with respect to the Company within the meaning of Rule 1.01 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and shall address such matters as the underwriters may reasonably request and as may be customary in transac-tions of a similar nature for similar entities and (ii) an opinion, dated the date of the closing for the sale of the Purchaser's Stock, of the counsel representing the Company with respect to such offering and sale (which counsel may be the General Counsel of the Company or other counsel reasonably satisfactory to the Purchaser), addressed to any such underwriters, which opinion shall address such matters as they may reasonably request and as may be customary in transactions of a similar nature for similar entities; and

                (c) make available for inspection by the Purchaser, the underwriters, if any, participating in such offering and sale (which inspecting underwriters shall, if reasonably possible, be limited to any manager or managers for such participating underwriters), counsel for the Purchaser, one accountant or accounting firm retained by the Purchaser and any such underwriters, or any other agent retained by the Purchaser or such underwriters, all financial and other records, corporate documents and properties of the Company, and supply such additional information, as they shall reasonably request, provided that the Company may condition any such access upon execution of appropriate confidentiality provisions.

        4.7 Action to Suspend Effectiveness; Supplement to Registration Statement. (a) the Company will notify the Purchaser promptly of (i) any action by the Commission to suspend the effectiveness of the registration statement covering the Purchaser's Stock or the institution or threatening of any proceeding for such purpose (a "stop order") or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Purchaser's Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Purchaser shall cease to offer or sell any Purchaser's Stock pursuant to the registration statement in the jurisdiction to which such stop order or suspension relates. The Company will use all reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Purchaser and its counsel at the earliest practicable date of the date on which the Purchaser may offer and sell Purchaser's Stock pursuant to the registration statement.

                (b) Within the applicable period referred to in Section 4.3 following the effectiveness of a registration statement filed pursuant to this
Article IV, the Company will notify the Purchaser promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of the Company, should be set forth in such registration statement. Immediately upon receipt of such notice, the Purchaser shall cease to offer or sell any Purchaser's Stock pursuant to such registration statement, cease to deliver or use such registration statement and, if so requested by the Company, return to the Company, at its expense, all copies (other than permanent file copies) of such registration statement, in each case until such registration statement has been amended or supplemented as hereinafter provided. The Company will, as promptly as practicable, take such action as may be necessary to amend or supplement such registration statement in order to set forth or reflect such event or state of facts. The Company will furnish copies of such proposed amendment or supplement to the Purchaser and its counsel and will not file or distribute such amendment or supplement without the prior consent of the Purchaser, which consent shall not be unreasonably withheld.

        4.8. Indemnification. (a) In the event of the registration of any of Purchaser's Stock under the Securities Act pursuant to the provisions of this Article IV, the Company will, to the extent permitted by law, indemnify and hold harmless the Purchaser, its Affiliates and Associates and each other person, if any, who controls the Purchaser for purposes of the Securities Act (each an "indemnified person") against any losses, claims, damages or liabilities, joint or several, to which such indemnified person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained or incorporated by reference in any registration statement under which such Purchaser's Stock was registered under the Securities Act, any final prospectus contained therein (as such may be amended or supplemented) or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances in which made, and will reimburse each such indemnified person for any legal or any other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such registration statement or such final prospectus (as such may be amended or supplemented) in reliance upon and in conformity with written information furnished to the Company by such indemnified person specifically for use in the preparation thereof, (ii) arises in connection with a sale of Purchaser's Stock by such indemnified person in contravention of Section 4.7(b) hereof or (iii) financial information provided to the Company by the Purchaser or Kinney in connection with the transactions contemplated by the Purchase Agreement, dated as of February 3, 1995, as amended, by and among LFS, Kinney and the Purchaser. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of such indemnified person and shall survive any transfer of such Purchaser's Stock by the Purchaser.

                (b) In the event of the registration of any Purchaser's Stock under the Securities Act pursuant to the provisions hereof, the Purchaser will, to the extent permitted by law, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the registration statement and each other person, if any, who controls the Company for purposes of the Securities Act against losses, claims, damages or liabilities, joint or several, to which the Company or such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such Purchaser's Stock was registered under the Securities Act, any final prospectus contained there-in (as such may be amended or supplemented) or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances in which made, which untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use in the preparation thereof, and will reimburse the Company and each such director, officer or controlling person for any legal or any other expenses reasonably incurred by the Company or such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

                (c) If the indemnification provided for in this Section 4.8 is unavailable to a party that would have been an indemnified party hereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the extent permitted by law to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other hand in connection with the statement or omission which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission. Both parties acknowledge and agree that it would not be just and equitable if contribution pursuant to this
Section 4.8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.8(c). The amount paid or payable by an indemnified party as a result of the loss-es, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 4.8(c) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims (which shall be limited as provided in Section 4.8(f) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (d) Indemnification or, if appropriate, contribution similar to that specified in the preceding provisions of this Section 4.8 (with appropriate modifications) shall be given by the Company and the Purchaser with respect to statements or omissions contained in applications or other written information filed in any state or other jurisdiction in connection with the registration or other qualification of such Shares under applicable state securities or blue sky laws or regulations.

                (e) In the event of any underwritten offering of Purchaser's Stock under the Securities Act pursuant to this Article IV, the Company and the Purchaser agree, to the extent practicable, to enter into an underwriting agreement, in customary form (or, in the case of a registration statement pursuant to Section 4.1 in such form as the Company may determine), with the underwriters thereof, which underwriting agreement may contain additional provisions with respect to indemnification and contribution.

                (f) Any person entitled to indemnification hereunder shall (1) give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person intends to claim indemnification or contribution pursuant to this Agreement and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be the responsibility of such person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses or (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party with respect to such claim or that defenses are available to the indemnified party or the indemnifying party with respect to such claim that are not available to the other, and if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel) for all indemnified parties.

        4.9. Registration Rights of Transferees. Notwithstanding anything to the contrary contained herein, the Purchaser may assign its rights under this
Article IV with respect to any shares of Preferred Stock (or Common Stock issued upon conversion of the Preferred Stock) sold or otherwise transferred by the Purchaser to the transferee thereof, provided that such transferee, as a condition of such assignment, executes and delivers to the Company an agreement to be bound by the provisions of this Article IV as if it were the Purchaser. In the event of any such assignment, (x) references in this Article IV to the Purchaser shall be deemed to include any and all such transferees and (y) any actions, demands or consents to be made or given by the Purchaser shall be deemed made or given if made or given by holders of 50% or more in economic interest of the Shares (including, for these purposes, Shares that have been converted).

        4.10. Changes in Common Stock. If, and as often as, there are any changes in or exchanges of the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Article IV (including, but not limited to, the definition of "Purchaser's Stock"), as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed or exchanged and shall apply to any securities of the Company or another issuer received in any such transaction.

        4.11. Standstill. If so requested by the managing underwriter in an underwritten public offering of the Company's shares, the Purchaser shall not effect any public sale or distribution of the issue being registered or a similar security of the Corporation or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A (or any similar provisions then in force) of the Securities Act, during the 10 days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except as part of such registration).

                          V.  COVENANTS OF THE COMPANY

        The Company covenants and agrees that:

        5.1. Financial Statements and Other Reports. For so long as the Purchaser owns Preferred Stock or Common Stock representing more than five percent of the equity of the Company,

                (a) The Company will, as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to paragraph (c) below of a copy of the Quarterly Report on Form 10-Q (without exhibits unless requested by the Purchaser) of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this paragraph (a);

                (b) the Company will, as soon as practicable and in any event within 120 days after the end of each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized standing selected by the Company; provided, however, that delivery pursuant to paragraph (c) below of a copy of the Annual Report on Form 10-Q (without exhibits unless requested by the Purchaser) of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this paragraph (b); and


                (c) the Company will furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders (promptly upon transmission to stockholders) and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission
(promptly upon filing with the Commission).

        5.2 Operation of Business. Until the Closing Date, the Company will not:

                (a) enter into or become bound by any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument that would restrict, limit or impose conditions on the Company's compliance with the provisions of this Agreement;

                (b) declare, pay or set aside for payment any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any shares of its capital stock;

                (c) subdivide or reclassify the outstanding shares of Common Stock;

                (d) issue any shares of capital stock of the Company or of any Subsidiary; or

                (e) redeem, purchase or otherwise acquire any shares of its capital stock or any options, warrants or other rights to purchase or subscribe to any of the foregoing.

        5.3. Cooperation in Sale Transactions. In the event that the Purchaser wishes to sell any shares of Preferred Stock or Common Stock in accordance with the terms and conditions of this Agreement, the Company shall reasonably cooperate with the Purchaser by providing publicly available information regarding the Company to the Purchaser so as to enable such sales to be made in accordance with applicable laws, rules and regulations (including, without limitation, Rule 144 or any similar rule promulgated under the Securities Act), and, if such sale is being made pursuant to Rule 144, by using its reasonable efforts to comply with the current information requirements under Rule 144 (provided that the Company can give no assurances as to the availability of financial statements).

        5.4. Hart-Scott-Rodino Filings. If a filing under the HSR Act is required in connection with the acquisition of the Shares or any conversion of the Shares, the Company agrees, upon request of the Purchaser, to take all actions necessary to make, and to assist the Purchaser in making, any and all such filings.

                        VI.  COVENANTS OF THE PURCHASER

        The Purchaser covenants and agrees that:

        6.1. Transfer Restrictions. In any sale or transfer by the Purchaser of Shares, or of the shares of Common Stock received upon conversion of the Shares, the Purchaser will ensure that the purchaser or transferee thereof, together with all other persons or entities with which such purchaser or transferee forms a "group" as such term is used in Section 13(d) of the Exchange Act), do not acquire in a single transaction or series of transactions from the Purchaser more than 250,000 Shares (or 250,000 shares of the Common Stock received upon conversion of the Shares, as adjusted for stock splits, combinations, dividends or reclassifications having a record date after the Closing Date). The Purchaser shall not engage in any transaction designed to evade the provisions of this Section 6.1. The restrictions of this Section 6.1, however, shall not apply to the following transactions: (i) any registered, underwritten resale of the Shares (or of the Common Stock received upon conversion of the Shares) involving a public distribution pursuant to the registration rights granted in Article IV hereof or (ii) any pledge of the Shares (or the Common Stock received upon conversion of the Shares) provided that the pledgee agrees to be bound by the restrictions of this Section 6.1 if and when it acquires the pledged Shares or shares as if it were the Purchaser. In any transaction subject to the restrictions of this Section 6.1 that occurs prior to the Holding Period Date, the Purchaser agrees that as a condition of such sale or transfer, the purchaser or transferee (and any subsequent purchaser or transferee) must execute and deliver to the Company an agreement to be bound by the provisions of this Section 6.1 as if it were the Purchaser.


                     VII.  CONDITIONS PRECEDENT TO CLOSING

        7.1. Conditions With Respect to Both Parties. The obligations of both parties to consummate the Closing are subject to the following conditions:

                (a) there shall not have been issued or be in effect (i) any judgment, decree or order issued by any federal, state, local or foreign court of competent jurisdiction or (ii) any statute, rule or regulation enacted or promulgated by any federal, state, local or foreign legislative, administrative or regulatory body of competent jurisdiction that, in either of cases (i) or (ii), prohibits the consummation of the transactions contemplated hereby or makes such consummation illegal; and


                (b) the Settlement Agreement shall have been entered into by the Purchaser and the Company and be in full force and effect.

        7.2. Conditions With Respect to the Purchaser. The obligation of the Purchaser to consummate the Closing shall be subject to the condition (unless such condition is expressly waived in writing by the Purchaser) that at the Closing the representations and warranties of the Company herein shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as if made on and as of such date; the Company shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed at or prior to the Closing; and the Purchaser shall have received at the time of the Closing certificates from the Company reasonably satisfactory in form to the Purchaser certifying to the satisfaction of all of the conditions set forth in this Section 7.2.

        7.3 Condition With Respect to the Company. The obligation of the Company to consummate the Closing shall be subject to the condition (unless such condition is expressly waived in writing by the Company) that at the Closing the representations and warranties of the Purchaser herein shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as if made on and as of such date; the Purchaser shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed at or prior to the Closing; and the Company shall have received at the time of the Closing certificates from the Purchaser reasonably satisfactory in form to the Company certifying to the satisfaction of all of the conditions set forth in this Section 7.3.


                               VIII.  TERMINATION

        8.1.    Termination.  This Agreement may be terminated:

                (a) at any time prior to the Closing Date by the mutual consent of the Purchaser and the Company;

                (b) by either the Purchaser or the Company if the Closing shall not have occurred on or before May 31, 1996 (unless such failure of the Closing to occur is by reason of a breach of this Agreement or the Settlement Agreement by the party seeking to terminate); or

                (c) at any time prior to the Closing Date (i) by the Purchaser if there has been a breach in any material respect on the part of the Company in or of any of the representations and warranties of the Company set forth herein, which breach cannot be or has not been promptly cured after notice by the Purchaser of such breach, or if there has been any failure on the part of the Company to comply in any material respect with any of its obligations or to perform in any material respect any of its covenants hereunder, or (ii) by the Company if there has been a breach in any material respect on the part of the Purchaser set forth herein, which breach cannot be or has not been promptly cured after notice by the Purchaser of such breach, or if there has been any failure on the part of the Purchaser to comply in any material respect with any of its obligations or perform in any material respect any of its covenants hereunder.

        8.2. Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either the Purchaser or the Company (or their respective officers or directors), except for liability arising from a breach of this Agreement.


                            IX.  GENERAL PROVISIONS

        9.1. Public Disclosure and Confidentiality. Each party hereby agrees that, except as may be reasonably viewed by the disclosing party as appropriate in view of the requirements of applicable law or regulations of any national securities exchange on which their securities may be listed, no press release or public an-nouncement or communication will be made or caused to be made concerning the execution or performance of this Agreement or the Settlement Agreement or the terms hereof or thereof unless specifically approved in advance by both parties. In the event that a party reasonably views disclosure as appropriate as contemplated by the previous sentence, such disclosing party shall use its reasonable efforts to provide a copy of such disclosure to the other party within a reasonable period of time prior to such disclosure.

        9.2. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

        "Affiliate" has the meaning ascribed to it in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof; provided, however, that the Purchaser shall not be deemed to be an Affiliate of the Company.

        "Associate" has the meaning ascribed to it in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof; provided, however, that the Purchaser shall not be deemed to be an Associate of the Company.

        The terms set forth below are defined in the Sections indicated adjacent thereto:

  Term                          Section
  ----                          -------

Agreement                       Preamble
Authority                       2.3
Closing                         1.2(a)
Closing Date                    1.2(a)
Common Stock                    2.4
Company                         Preamble
Condition                       2.3
Encumbrances                    1.1
Exchange Act                    2.3
Holding Period Date             4.2(b)
indemnified person              4.8(a)
Kinney                          2.5
LFS                             2.2
Preferred Stock                 Recitals
Purchaser                       Preamble

Purchaser's Stock                               4.1
Securities Act                                  2.3
Settlement Agreement                            Recitals
Shares                                          1.1
stop order                                      4.7(a)
Subsidiary                                      2.1

        9.3. Survival of Representations, Warranties and Agreements. Each representation and warranty in this Agreement and each agreement or covenant in this Agreement which does not by its own terms expire on or prior to the Closing Date shall survive the Closing.


        9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by certified mail, telex or telecopy (and promptly confirmed by certified mail, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)     if to the Purchaser, to it at:

                        Woolworth Corporation
                        233 Broadway
                        New York, NY 10279
                        Attention: General Counsel
                        Telecopier: (212) 553-2152

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom
                        919 Third Avenue
                        New York, NY 10022
                        Attention: Peter J. Neckles
                        Telecopier: (212) 735-2000

                (b)     if to the Company, to it at:

                        Kids Mart, Inc.
                        801 S. Sentous Avenue
                        City of Industry, CA 91748
                        Attention: Bernard Tessler
                        Telecopier: (818) 854-3832

                        with a copy to:

                        Kaye, Scholer, Fierman, Hays
                          & Handler, LLP
                        425 Park Avenue
                        New York, NY 10022
                        Attention: Mitchel H. Perkiel
                        Telecopier: (212) 836-8689

        9.5. Entire Agreement; Counterparts; Assignment. (a) This Agreement (including the documents and instruments referred to or incorporated herein), together with the Settlement Agreement (and the exhibits and documents referred to therein), constitutes the entire agreement, and supersedes all of the prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

                (b) This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                (c) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns, but otherwise (except for transferees of Preferred Stock and/or Common Stock under Article IV) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement is not assignable except (i) to transferees of Preferred Stock and/or Common Stock from the Purchaser to the extent contemplated by Section 4.9 hereof, (ii) by consent of each of the parties hereto or (iii) by operation of law; provided, however, that the Purchaser may assign its rights and obligations hereunder to any Affiliate or Associate of the Purchaser; and provided further that any transferee to whom this Agreement is assigned must, as a condition to such assignment, execute and deliver to the Company an agreement to be bound by the terms of this Agreement. Any purported assignment of this Agreement in violation of this Section 9.5(c) shall be null and void.

        9.6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

        9.7. Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, to the extent permitted by law, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

        9.8. Modification; Waiver. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the parties hereto referring specifically to this Agreement and stating the parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the party or parties sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

        9.9. Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby.

        9.10. Equitable Relief. Each party acknowledges that, in the event of any breach of this Agreement by a party, the other party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that such other party, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to compel specific performance of this Agreement.

        9.11. Joint Drafting. The parties have jointly drafted this Agreement, and this Agreement shall not be interpreted against or in favor of any of the parties on the basis that any of the parties participated in the drafting of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized hereunto, all as of the date first written above.


                                        KIDS MART, INC.


                                        By:  /s/ BERNARD TESSLER
                                           -------------------------------
                                           Name:  Bernard Tessler
                                           Title: President



                                        WOOLWORTH CORPORATION


                                        By:  /s/ JOHN H. CANNON
                                           -------------------------------
                                           Name:  John H. Cannon
                                           Title: Vice President & Treasurer

            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]




                                  May 23, 1996


BY HAND
-------

Peter Neckles, Esq.
Skadden, Arps, Slate,
  Meager & Flom
919 Third Avenue
New York, NY 10022

        Re: Kids Mart, Inc.
            ---------------

Dear Peter:

        In connection with the "closing" of the "Mutual Release and Settlement Agreement" (the "Settlement Agreement") among Kids Mart, Inc., LFS Acquisition Corp. and Jack Koffman, on the one hand (collectively "Kids Mart"), and Woolworth Corporation and Kinney Shoe Corporation, on the other hand ("Woolworth"), Kids Mart hereby acknowledges that the releases running to them and set forth in paragraph "9" of the Settlement Agreement will not become effective until such time as Kids Mart, Inc. causes to be delivered to you, on behalf of Woolworth, (i) the stock certificate representing the issuance to Woolworth of the preferred stock contemplated under paragraph "3" of the Settlement Agreement and (ii) the releases of Richard B. Frost, Mark J. Hanna, Donald H. Baxter, Marshall E. Rosenberg and Bernard E. Tessler, contemplated under paragraph "7" of the Settlement Agreement.

        When the subject preferred stock certificate and releases are delivered, the aforesaid releases running to and for the benefit of Kids Mart shall automatically become effective.

Peter Neckles, Esq.                    2                            May 23, 1996




        Please provide me with an acknowledged copy of this letter of understanding to my file.


                                        Sincerely,

                                        /s/ MITCHEL H. PERKIEL
                                        ----------------------
                                            Mitchel H. Perkiel

MHP/alz


Acknowledged and agreed to
as of the date hereof

SKADDEN ARPS SLATE MEAGHER & FLOM
Attorneys for Woolworth Corporation



By: /s/ PETER NECKLES
    -----------------------
        Peter Neckles, Esq.

              [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER LETTERHEAD]




                                  May 24, 1996




BY HAND AND BY TELECOPY
-----------------------

Peter Neckles, Esq.
Skadden, Arps, Slate,
  Meagher & Flom
919 Third Avenue
New York, NY  10022

                Re:  Kids Mart, Inc.
                     ---------------

Dear Peter:

        This letter supplements my letter to you of yesterday concerning the timing of the effectiveness of Woolworth Corporation's releases.

        In connection with the "closing" of the "Mutual Release and Settlement Agreement" (the "Settlement Agreement") among Kids Mart, Inc., LFS Acquisition Corp. and Jack Koffman, on the one hand (collectively "Kids Mart"), and Woolworth Corporation and Kinney Shoe Corporation, on the other hand ("Woolworth"), Kids Mart hereby acknowledges that the releases running to them and set forth in paragraph "9" of the Settlement Agreement will not become effective until such time as Kids Mart, Inc. causes to be delivered to you, on behalf of Woolworth, the opinion of Rosenberg, Reisman & Stein contemplated under paragraph "1.2" of the Stock Acquisition Agreement.

        When the subject opinion, preferred stock certificate and releases are delivered, the aforesaid releases running to and for the benefit of Kids Mart shall automatically become effective.

Peter Neckles, Esq.                                                May 24, 1996
                                       2



        Please provide me with an acknowledged copy of this letter of understanding to my file.

                                        Sincerely,



                                        /s/ MITCHEL H. PERKIEL
                                        -----------------------------------
                                        Mitchel H. Perkiel


MHP/alz


Acknowledged and agreed to
as of the date hereof

SKADDEN ARPS SLATE MEAGHER & FLOM
Attorneys for Woolworth Corporation



By:  /s/  PETER NECKLES
   --------------------------
   Peter Neckles, Esq.

                    [FLORIDA DEPARTMENT OF STATE LETTERHEAD]



May 24, 1996


CSC Networks
1201 Hays Street
Tallahassee, FL 32301-2607



Re: Document Number P93000024509

The Articles of Amendment to the Articles of Incorporation for KIDS MART, INC., a Florida corporation, were filed on May 24, 1996.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

Annette Hogan
Corporate Specialist
Division of Corporations                            Letter Number: 996A00026200


Account number: 072100000032                        Account charged: 245.00

                                     [LOGO]

                     [STATE OF FLORIDA DEPARTMENT OF STATE]



I certify the attached is a true and correct copy of the Articles of Amendment, filed on May 24, 1996, to Articles of Incorporation for KIDS MART, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P93000024509.


                                          Given under my hand and the
                                      Great Seal of the State of Florida,
                                  at Tallahassee, the Capital, this the
                                         Twenty-fourth day of May, 1996


[SEAL]                                         /s/ SANDRA B. MORTHAM
                                               ---------------------
                                                Sandra B. Mortham
                                                Secretary of State